Exhibit 23
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-55768, 33-55766, 33-65023, No. 333-18423, No. 333-18429, No. 333-18437, No. 333-77411, No. 333-88049, No. 333-30454, No. 333-30448 , No. 333-53562, No. 333-100867, No. 333-120314, No. 333-124774, No. 333-142727, No. 333-154705, No. 333-170348) and on Form S-3 (No. 333-40809, No. 333-154703, No. 333-160474) of Kennametal Inc. of our report dated August 11, 2011 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Pittsburgh, Pennsylvania
August 11, 2011